Exhibit 99.1

Compass Diversified to Acquire Performance Fit Innovator BOA Technology

Further Expands CODI’s Best-In-Class Portfolio of Niche Market Leading Brands

CODI’s Resources and Deep Consumer Sector Expertise to Support Industry Pioneer’s
Continued Product Innovation and Global Growth

WESTPORT, Conn., and DENVER- September 22, 2020 - Compass Diversified (NYSE: CODI) ("CODI" or the "Company"), an owner of leading middle market businesses, today announced that it has entered into a definitive agreement to acquire BOA Technology Inc. (“BOA”), creators of the award-winning BOA® Fit System, delivering superior fit and performance in the Outdoor, Athletic, Workwear and Medical Bracing markets worldwide, for a purchase price of $454 million (excluding working capital and certain other adjustments upon closing).

BOA was founded in 2001 with a revolutionary performance fit system that transformed how snowboarders “dialed in” their boots and offered a superior alternative to the traditional lace system. Nearly two decades later, the BOA Fit System has become the leading performance fit solution integrated into market-leading premium brand partner products across an array of segments, including snowboarding, cycling, golf, trail, hiking, mountaineering, running, court sports, workwear and medical.

Designed to address the deficiencies found in traditional closures, the BOA rotational dial-based fit system is superior to traditional laces, buckles or straps, delivering a fast, effortless, precision fit that improves performance for elite athletes and enthusiasts. With more than 400 highly collaborative global brand partners integrating BOA Fit Systems in performance footwear, headwear and medical bracing products, and a large and diverse intellectual property portfolio with nearly 160 patents issued globally, BOA has established itself as a clear market leader.

“BOA’s disruptive, innovative and high quality products are utilized by millions of consumers around the world, and we are pleased to partner with a true industry pioneer as the company builds upon its mission to advance human performance,” said Elias Sabo, CEO of Compass Diversified. “BOA has a proven, relentless focus on excellence, a unique culture and a passion for innovation, making the company an ideal addition to our diverse holdings. Leveraging CODI’s permanent capital base, we are continuing to strategically enhance our portfolio with rapidly growing companies like BOA in the branded consumer space. With significant potential for future growth across its major product categories, an in-depth understanding of consumer needs and preferences and efficient product development processes, we believe BOA is uniquely positioned to capitalize on the many opportunities ahead and increase market share across key industries.”

“Born out of a simple, yet innovative idea to dramatically improve the fit and performance of snowboard lacing systems, BOA has continued to push the boundaries of what is possible, developing new ways to improve performance across a range of products with the BOA Fit System,” said Shawn Neville, CEO of BOA. “This announcement is a testament to the incredible dedication of our global team and our great brand partners around the world, and we look forward to working closely with the talented team at CODI to build on our momentum. With significant operational experience, global resources and a proven track record of collaborating with and building leading branded consumer companies over the long term, CODI is the right partner for BOA as we enter this exciting next chapter in our growth story.”

Headquartered in Denver, with operations in Austria, China, Japan and South Korea, BOA has built a talented team of more than 230 employees globally, as well as a strong infrastructure and systems to support future growth. BOA’s new, state-of-the-art Performance Fit Lab in Denver is pioneering new ways to enhance performance through independent scientific studies, hands-on research and biomechanical testing to quantitatively define and measure the impact of the BOA Fit System on athletic performance.

Following the close of the transaction, BOA will continue to be led by Mr. Neville and its current leadership team. BOA will maintain its headquarters in Denver, Colorado.

The acquisition is expected to close within the next 45 days, subject to customary closing conditions. Harris Williams & Co. served as exclusive financial advisor to BOA.

Additional information on the acquisition will be available in CODI's current report on Form 8-K that will be filed with the Securities and Exchange Commission (“SEC”).

Conference Call and Webcast

CODI will host an investor conference call and webcast with slides to discuss the transaction today, Tuesday, September 22, 2020 at 4:30 p.m. Eastern. The conference call and corresponding presentation will be available via a live listen-only webcast and can be accessed through the Investor Relations section of CODI's website, compassdiversified.com. If you wish to ask questions, you may access the call using the following participation registration link: http://www.directeventreg.com/registration/event/5872547. Upon registering, each participant will be provided with call details and a registrant ID.

You can access a replay of the teleconference at (800) 585-8367; international callers use (416) 621-4642. The Conference ID # is 5872547. The teleconference replay will be available through September 29, 2020.

About Compass Diversified (“CODI”)

CODI owns and manages a diverse family of established North American middle market businesses. Each of its current subsidiaries is a leader in its niche market.

CODI maintains controlling ownership interests in each of its subsidiaries in order to maximize its ability to impact long-term cash flow generation and value. The Company provides both debt and equity capital for its subsidiaries, contributing to their financial and operating flexibility. CODI utilizes the cash flows generated by its subsidiaries to invest in the long-term growth of the Company and to make cash distributions to its shareholders.

Our nine majority-owned subsidiaries are engaged in the following lines of business:

•	The design and marketing of purpose-built technical apparel and gear serving a wide range of global customers (5.11);

•	The manufacture of quick-turn, small-run and production rigid printed circuit boards (Advanced Circuits);

•	The manufacture of engineered magnetic solutions for a wide range of specialty applications and end-markets (Arnold Magnetic Technologies);

•	The design and marketing of wearable baby carriers, strollers and related products (Ergobaby);

•	The design and manufacture of custom molded protective foam solutions and OE components (Foam Fabricators);

•	The design and manufacture of premium home and gun safes (Liberty Safe);

•	The design and manufacture of baseball and softball equipment and apparel (Marucci Sports);

•	The manufacture and marketing of portable food warming systems, creative indoor and outdoor lighting, and home fragrance solutions for the foodservice industry and consumer markets (Sterno); and

•	The design, manufacture and marketing of airguns, archery products, optics and related accessories (Velocity Outdoor).

About BOA Technology Inc. (“BOA Technology”)

BOA Technology creators of the revolutionary, award-winning, patented BOA Fit System, partners with market-leading brands to make the best gear even better. Delivering fit solutions purpose-built for performance, the BOA Fit System is featured in products across snow sports, cycling, hiking/trekking, golf, running, court sports, workwear, medical bracing, and prosthetics. The system consists of three integral parts: a micro-adjustable dial, super-strong lightweight laces, and low friction lace guides. Each unique configuration is engineered for fast, effortless, precision fit, and is backed by The BOA Guarantee. BOA Technology Inc. is headquartered in Denver, Colorado with offices in Austria, Hong Kong, China, South Korea, and Japan. For more information, visit BOAFit.com.

Forward Looking Statements

All non-historical statements in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements with regard to the future performance of BOA and CODI and the anticipated closing of the transaction. Words such as "believes," "expects," "projects," “potential,” and "future" or similar expressions, are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent risks and uncertainties in predicting future results and conditions, some of which are not currently known to us. In addition to factors previously disclosed in CODI’s reports filed with the SEC, the following factors, among others, could cause actual results to differ materially from forward-looking statements: ability to obtain necessary approvals and meet other closing conditions to the acquisition on the expected terms and schedule; delay in closing the acquisition; difficulties and delays in integrating BOA’s business or fully realizing cost savings and other benefits; business disruption following the proposed transaction; changes in the economy, financial markets and political environment; risks associated with possible disruption in CODI’s operations or the economy generally due to terrorism, natural disasters, social, civil and political unrest or the COVID-19 pandemic; future changes in laws or regulations (including the interpretation of these laws and regulations by regulatory authorities); general considerations associated with the COVID-19 pandemic and its impact on the markets in which we operate; and other considerations that may be disclosed from time to time in CODI’s publicly disseminated documents and filings. Further information regarding CODI and factors which could affect the forward-looking statements contained herein can be found in CODI’s annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Forward-looking statements speak only as of the date they are made. Except as required by law, CODI undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts

Investor Relations:
The IGB Group
Leon Berman
212-477-8438
lberman@igbir.com

Media:
Joele Frank, Wilkinson Brimmer Katcher
Jon Keehner / Julie Oakes / Kate Thompson
212-355-4449